UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2009
Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 10, 2009, Century Aluminum Company (the “Company”) issued a press release announcing the expiration of its exchange offer and consent solicitation for its 7.5% Senior Notes due 2014 (the “2014 Notes”) and that it had issued $245,475,800 aggregate principal amount of 8% Senior Secured Notes due 2014 (the “Exchange Notes”) in exchange for $243,052,000 aggregate principal amount of 2014 Notes and delivery of related consents; approximately $2.4 million of the Exchange Notes were issued and approximately $2.4 million in cash was paid for such consents.
     The Company received consents from holders of the required principal amount of the 2014 Notes to eliminate most restrictive covenants and modify certain events of default in the indenture governing the 2014 Notes (the “2014 Notes Indenture”).
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Supplemental Indenture
     On December 9, 2009, the Company, the guarantors party thereto and Wilmington Trust Company, as trustee, entered into Supplemental Indenture No. 5 (“Supplemental Indenture No. 5”) to the 2014 Notes. Supplemental Indenture No. 5 eliminates most restrictive covenants and certain events of default in the 2014 Notes Indenture.
     A copy of Supplemental Indenture No. 5 is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     Exchange Notes Indenture
     On December 10, 2009, in connection with the issuance of the Exchange Notes in the exchange offer and consent solicitation, the Company, the guarantors party thereto and Wilmington Trust Company, as trustee and noteholder collateral agent (the “Trustee”), entered into an indenture dated as of December 10, 2009 governing the Exchange Notes (the “Exchange Notes Indenture”).
     The Exchange Notes are senior secured obligations of the Company and bear interest at the rate of 8% per annum, payable in cash semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2010. The Exchange Notes will mature on May 15, 2014.
     The Exchange Notes are guaranteed by each of the Company’s existing and future domestic restricted subsidiaries, except for foreign-owned parent holding companies (collectively, the “Guarantors”).
     The Exchange Notes and the guarantees are secured by security interests in collateral described below, pursuant to a Second Lien Pledge and Security Agreement dated as of December 10, 2009 (the “Second Lien Pledge and Security Agreement”) by and among the Company, the Guarantors and Wilmington Trust Company, as collateral agent. A copy of the Second Lien Pledge and Security Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The Company’s obligations under the Exchange Notes and the Guarantors’ obligations under the guarantees are secured by a pledge of and lien on (subject to certain exceptions) (i) all property, plant, and equipment owned or hereafter owned by the Company and the Guarantors; (ii) all equity interests in domestic subsidiaries directly owned or hereafter owned by the Company and the Guarantors and 65% of equity interests in foreign subsidiaries directly owned or hereafter owned by the Company and the Guarantors; (iii) intercompany notes owed or hereafter owed by any non-guarantor to the Company or any Guarantor; and (iv) proceeds of the foregoing.
     The Exchange Notes rank: (i) equal in right of payment with all of the Company’s and the Guarantors’ existing and future senior debt; (ii) senior in right of payment to any of the Company’s and the Guarantors’ existing and future subordinated debt; (iii) effectively senior to all unsecured debt to the extent of the value of the collateral; (iv) effectively junior to the obligations of the Company’s foreign subsidiaries; and (v) effectively junior to the

Company’s and the Guarantors’ obligations that are secured by any first priority liens, to the extent of the value of the assets securing such liens.
     The Company may redeem any of the Exchange Notes beginning on May 15, 2011. The initial redemption price will be 104% of their aggregate principal amount, plus accrued and unpaid interest. The redemption price will decline to 102% and 100% of their aggregate principal amount, plus accrued and unpaid interest, on May 15, 2012 and May 15, 2013, respectively. In addition, before May 15, 2011, the Company may redeem up to 35% of the aggregate principal amount of the Exchange Notes with proceeds of offerings of certain of the Company’s capital stock at 108% of their aggregate principal amount, plus accrued and unpaid interest.
     The Exchange Notes Indenture limits the Company’s ability, and the ability of certain of its subsidiaries, to: (i) incur additional debt; (ii) create liens; (iii) pay dividends or make distributions in respect of capital stock; (iv) purchase or redeem capital stock; (v) make investments or certain other restricted payments; (vi) sell assets; (vii) issue or sell stock of certain subsidiaries; (viii) enter into transactions with shareholders or affiliates; and (ix) effect a consolidation or merger.
     The Exchange Notes Indenture specifies a number of events of default (some of which are subject to applicable cure periods), including among others, the failure to make payments when due, noncompliance with covenants, and the occurrence of certain bankruptcy proceedings. In the case of an event of default arising from certain events of bankruptcy, all of the outstanding Exchange Notes will become immediately due and payable without further action or notice. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be immediately due and payable.
     A copy of the Exchange Notes Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description
4.1	Supplemental Indenture No. 5 to the 2014 Notes Indenture, dated December 9, 2009.

4.2	Exchange Notes Indenture, dated December 10, 2009.

4.3	Form of Note (included in Exhibit 4.2).

10.1	Second Lien Pledge and Security Agreement, dated December 10, 2009.

99.1	Press Release, dated December 10, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date: December 10, 2009	By:	/s/ William J. Leatherberry
		Name:	William J. Leatherberry
		Title:	Senior Vice President, General Counsel and Assistant Secretary